Exhibit 99.2

Allakos Announces Results from a Phase 1 Study of Subcutaneously Administered Lirentelimab (AK002)

-- Subcutaneous formulation of lirentelimab was safe and well tolerated and demonstrated sustained eosinophil suppression supporting once monthly dosing --

-- Management to host conference call and webcast today at 8:00 am ET --

REDWOOD CITY, Calif., October 26, 2020 – Allakos Inc. (the “Company”) (Nasdaq: ALLK), a biotechnology company developing lirentelimab (AK002) for the treatment of eosinophil and mast cell-related diseases, today announced results from a Phase 1 Study of subcutaneously administered lirentelimab in healthy volunteers. Based on these results, Allakos intends to investigate monthly dosing of the subcutaneous (SC) formulation of lirentelimab in patients with eosinophilic gastritis, eosinophilic duodenitis, eosinophilic esophagitis and other diseases.

Study Design: Phase 1 Subcutaneous Lirentelimab in Adult Healthy Volunteers

The randomized, double-blind, placebo-controlled, single dose, dose ranging Phase 1 Study was designed to evaluate the safety, tolerability, pharmacokinetics and pharmacodynamics of subcutaneous lirentelimab in healthy volunteers over 85 days. Subjects enrolled in subcutaneously administered cohorts received a single SC dose of one of the following: 0.3, 1.0, 3.0, 5.0 mg/kg of lirentelimab, a 2 mL SC dose containing 300 mg of lirentelimab, or placebo. Bioavailability of SC lirentelimab was determined by comparing SC cohorts to cohorts that received intravenously (IV) administered lirentelimab.

Results: Phase 1 Subcutaneous Lirentelimab in Adult Healthy Volunteers

Bioavailability of SC lirentelimab was 63 percent. Subcutaneously administered lirentelimab resulted in extended eosinophil suppression at all dose levels tested. At dose levels of 3.0 and 5.0 mg/kg and with the fixed dose of 300 mg, SC lirentelimab resulted in eosinophil suppression in all subjects through Day 85.

Blood Eosinophil Levels Over Time

Route	Dose Cohort	n	Median Blood Eosinophils 103/mL
			BL	1 hr	3 hr	Day 15	Day 35	Day 56	Day 85
SC	Placebo	10	100	100	200	200	100	200	100
	0.3 mg/kg	6	110	200	20	0	0	50	100
	1.0 mg/kg	6	150	0	0	0	0	0	50
	3.0 mg/kg	6	150	0	0	0	0	0	0
	5.0 mg/kg	6	100	0	0	0	0	0	0
	300 mg	6	100	0	0	0	0	0	0
IV	1.0 mg/kg	6	100	0	0	0	0	0	0
	3.0 mg/kg	12	100	0	0	0	0	0	0

Subcutaneously administered lirentelimab was well tolerated. Across all SC and IV lirentelimab cohorts there were no serious adverse events, no injection site reactions, no injection reactions and no infusion-related reactions. One subject receiving placebo reported an injection reaction (mild flushing two hours post-injection).

Conference Call and Live Webcast

The Company will host a conference call and webcast with slides today at 8:00 a.m. Eastern Time / 5:00 a.m. Pacific Time. To participate by telephone, please dial 877-407-9039 (domestic) or 201-689-8470 (international). The conference ID number is 13712474. A live and archived audio webcast can be accessed through the Investors section of the Company's website at www.allakos.com. The archived audio webcast will remain available on the Company's website for 30 days following the conference call.

About Eosinophilic Gastritis, Eosinophilic Duodenitis, and Eosinophilic Esophagitis

Eosinophilic gastritis, eosinophilic duodenitis (previously referred to as eosinophilic gastroenteritis), and eosinophilic esophagitis are chronic, often severe, inflammatory diseases characterized by the presence of high levels of eosinophils in the stomach, duodenum, or esophagus, respectively. Common symptoms of the diseases include abdominal pain, nausea, diarrhea, bloating, cramping, early satiety, loss of appetite, vomiting, dysphagia, and weight loss. The current estimated prevalence of eosinophilic gastritis and eosinophilic duodenitis in the United States is approximately 50,000 people. The estimated prevalence of eosinophilic esophagitis in the United States is approximately 150,000 people. The Company believes that these diseases may be significantly under-diagnosed, or misdiagnosed, as other gastrointestinal diseases. There are no treatments approved specifically for these diseases. Treatment with systemic steroids can provide symptomatic improvement, but long-term treatment with steroids is generally not possible due to the numerous side effects. Allakos has received orphan drug designation for lirentelimab in eosinophilic gastritis, eosinophilic gastroenteritis, and eosinophilic esophagitis.

About Allakos
Allakos is a clinical stage biotechnology company developing antibodies that target immunomodulatory receptors present on immune effector cells involved in allergic, inflammatory, and proliferative diseases. The Company’s lead antibody, lirentelimab (AK002), is being evaluated in a Phase 3 study in eosinophilic gastritis (EG) and/or eosinophilic duodenitis (EoD) and a Phase 2/3 study in eosinophilic esophagitis (EoE). Lirentelimab targets Siglec-8, an inhibitory receptor selectively expressed on human mast cells and eosinophils. Inappropriately activated eosinophils and mast cells have been identified as key drivers in a number of severe diseases affecting the gastrointestinal tract, eyes, skin, lungs and other organs. Lirentelimab has been tested in multiple clinical studies. In these studies, lirentelimab eliminated blood and tissue eosinophils, inhibited mast cells and improved disease symptoms in patients with EG and/or EoD, EoE, mast cell gastrointestinal disease, severe allergic conjunctivitis, chronic urticaria and indolent systemic mastocytosis. For more information, please visit the Company's website at www.allakos.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, Allakos’ progress and business plans, the expected timing of anticipated study results and plans relating to its future clinical trials. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: Allakos’ stages of clinical drug development; Allakos’ ability to timely complete clinical trials for, and if approved, commercialize lirentelimab (AK002), its lead compound; Allakos’ ability to obtain required regulatory approvals for its product candidates; uncertainties related to the enrollment of patients in its clinical trials; Allakos’ ability to demonstrate sufficient safety and efficacy of its product candidates in its clinical trials; uncertainties related to the success of later-stage clinical trials, regardless of the outcomes of preclinical testing and early-stage trials; market acceptance of Allakos’ product candidates; uncertainties related to the projections of the size of patient populations suffering from the diseases Allakos is targeting; Allakos’ ability to advance additional product candidates beyond lirentelimab; Allakos’ ability to obtain additional capital to finance its operations; and other important risk factors set forth in Allakos’ most recent Annual Report on Form 10-K filed with the SEC on February 25, 2020, Quarterly Report on Form 10-Q filed with the SEC on August 10, 2020 and future reports to be filed with the SEC. These documents contain and identify important factors that could cause the actual results for Allakos to differ materially from those contained in Allakos’ forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and Allakos specifically disclaims any obligation to update any forward-looking statement, except as required by law. These forward-looking statements should not be relied upon as representing Allakos’ views as of any date subsequent to the date of this press release.

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Source: Allakos Inc.

Investor Contact:	Media Contact:
Adam Tomasi, President and COO	Denise Powell
ir@allakos.com	denise@redhousecomms.com